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                      SECURITIES EXCHANGE AND COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 22, 1999



                      Terayon Communication Systems, Inc.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)


             000-24647                            77-0328533
       (Commission File No.)         (I.R.S. Employer Identification No.)

                             2952 Bunker Hill Lane
                             Santa Clara, CA 95054
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code: (408) 727-4400
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Item 2.   Acquisition or Disposition of Assets.

     A.   Radwiz Ltd.

     On November 22, 1999 (the "Radwiz Closing Date"), the registrant, Terayon Communication Systems, Inc. ("Terayon"), acquired Radwiz Ltd. ("Radwiz"), pursuant to that certain Share Purchase Agreement (the "Radwiz Agreement") adopted by Terayon, the shareholders of Radwiz Ltd. and Radwiz Ltd. dated October 12, 1999 (the "Radwiz Acquisition"). Radwiz develops, markets and sells telecommunication access products to the business market that enable its users to access integrated telephony and data over symmetrical DSL lines.

     Pursuant to the Radwiz Agreement, Terayon acquired all outstanding shares of capital stock of Radwiz, and Radwiz became a wholly-owned subsidiary of Terayon on November 22, 1999 (the "Effective Time"). As consideration for the Radwiz Acquisition, the former shareholders of Radwiz received an aggregate of Nine Hundred Forty Six Thousand One Hundred Fifty Three (946,153) shares of Terayon common stock as described in the Radwiz Agreement attached hereto as
Exhibit 2.1. The Radwiz Agreement provides for the payment by Terayon of certain additional consideration to the former shareholders of Radwiz in the form of cash or additional shares of Terayon common stock (at Terayon's option) in the event that certain pricing conditions relative to the Radwiz Acquisition are satisfied. The Radwiz Acquisition is intended to qualify for "purchase" accounting treatment under the requirements of Opinion 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and the related published interpretations of the AICPA, the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission.

     B.   Telegate Ltd.

     On or about December 20, 1999, Terayon intends to acquire Telegate Ltd. ("Telegate"), pursuant to that certain Share Purchase Agreement (the "Telegate Agreement") adopted by Terayon, the shareholders of Telegate Ltd. and Telegate Ltd. dated October 14, 1999 (the "Telegate Acquisition"). Telegate develops, manufactures, markets and sells local access systems for public telecommunication services over CATV infrastructures.

     Under the Telegate Agreement, Terayon will acquire all outstanding shares of capital stock of Telegate, and Telegate will become a wholly-owned subsidiary of Terayon. As consideration for the Telegate Acquisition, the shareholders of Telegate will receive an aggregate of Two Million Two Hundred Thousand (2,200,000) shares of Terayon common stock as described in the Telegate Agreement attached hereto as Exhibit 2.2. The Telegate Acquisition is intended to qualify for "purchase" accounting treatment under the requirements of Opinion 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and the related published interpretations of the AICPA, the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission.

Item 7.   Financial Statements and Exhibits.

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     a.   The financial statements required by this Item will be filed by amendment no later than 60 days after the date of this report.

     b. The pro forma financial statements required by this Item will be filed by amendment no later than 60 days after this report.

     c. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

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          Exhibit Number      Exhibit

          2.1 Share Purchase Agreement, dated October 12, 1999, by and among Terayon Communication Systems, Inc., the shareholders of Radwiz Ltd. and Radwiz Ltd.

          2.2 Share Purchase Agreement, dated October 14, 1999, among Terayon Communication Systems, Inc., the shareholders of Telegate Ltd. and Telegate Ltd.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      Terayon Communication Systems, Inc.

Dated: December 13, 1999             By: /s/ Ray M. Fritz
                                          ----------------------------------
                                          Ray M. Fritz
                                          Chief Financial Officer

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                                 EXHIBIT INDEX


Exhibit
Number    Description
------    -----------

2.1 Share Purchase Agreement, dated October 12, 1999, by and among Terayon Communication Systems, Inc., the shareholders of Radwiz Ltd. and Radwiz Ltd.

2.2 Share Purchase Agreement, dated October 14, 1999, among Terayon Communication Systems, Inc., the shareholders of Telegate Ltd. and Telegate Ltd.

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